     As filed with the Securities and Exchange Commission on May 10, 1995

                                                      Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                      Delaware                         76-0040040
           (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)            Identification No.)

                       1330 Post Oak Boulevard
                           Houston, Texas                 77056
             (Address of Principal Executive Offices)   (Zip Code)


                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                              1994 INCENTIVE PLAN
                            (Full title of the plan)

                             Newton W. Wilson, III
        General Counsel, Vice President -- Administration and Secretary
                      Union Texas Petroleum Holdings, Inc.
                            1330 Post Oak Boulevard
                              Houston, Texas 77056
                                 (713) 623-6544

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                    Proposed
                                                                     Maximum         Proposed Maximum
                                                  Amount to be     Offering Price    Aggregate Offering       Amount of
         Title of Securities to be Registered      Registered       Per Share               Price           Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.05 Par Value Per
Share                                           4,000,000 Shares     $22.4375(1)       $89,750,000(1)         $30,949(1)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Common Stock on the New York Stock Exchange on May 3, 1995 pursuant to Rule 457(c).

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Company incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

          (1) The Annual Report of Union Texas Petroleum Holdings, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1994;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          (3) The Company's Current Reports on Form 8-K dated January 20, 1995, February 7, 1995, February 22, 1995, March 16, 1995, March 17, 1995,
April 10, 1995, April 28, 1995 and May 4, 1995; and

          (4) The description of the Company's Common Stock, $0.05 par value per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 1-9019) filed with the Commission on August 6, 1987, as amended by Forms 8 filed with the Commission on September 16, 1987 (Amendment No. 1), September 21, 1987 (Amendment No. 2) and September 24, 1987 (Amendment No. 3) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Newton W. Wilson, III, General Counsel, Vice President -- Administration and Secretary of the Company, has given his opinion that the shares of Common Stock of the Company offered hereby, when issued and sold in accordance with the Company's 1994 Incentive Plan, will be validly issued, fully paid and nonassessable. Such opinion has been filed as an exhibit to this Registration Statement. As of the date of this Registration Statement, Mr. Wilson owned approximately 6,400 shares of Common Stock of the Company (excludes shares held indirectly by Mr. Wilson in the Company's Savings Plan for Salaried Employees) and owned directly options to purchase 157,653 shares of Common Stock (includes options to purchase Common Stock which are not yet vested).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Article VI of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company for indemnification claims which have not been paid by the Company.

     Article VIII of the Company's Restated Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.

     Exhibit
      Number                                  Description
    --------                                  -----------
     4.1              Restated Certificate of Incorporation of Union Texas Petroleum Holdings, Inc.
                      (filed as Exhibit 3.1 to Post Effective Amendment No. 1 to the Company's
                      Registration Statement No. 33-12800 and incorporated herein by reference)

     4.2              Bylaws of Union Texas Petroleum Holdings, Inc. (filed as Exhibit 3.2 to the
                      Company's Form 10-Q for the quarter ended June 30, 1994 (Commission File No.
                      1-9019) and incorporated herein by reference)


     4.3*             The Union Texas Petroleum Holdings, Inc. 1994 Incentive Plan

     5.1*             Opinion of Mr. Newton W. Wilson, III, General Counsel, Vice President--
                      Administration and Secretary of Union Texas Petroleum Holdings, Inc.

     15*              Independent Accountants' Awareness Letter

     23.1*            The consent of Mr. Newton W. Wilson, III is included in such opinion filed as
                      Exhibit 5.1 to this Registration Statement

     23.2*            Consent of Price Waterhouse LLP

     24.1*            Power of Attorney (set forth on the signature page contained in Part II of this
                      Registration Statement)

- -----------

*    Filed with this Registration Statement.

ITEM 9. UNDERTAKINGS.

          (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 10, 1995.

                                     UNION TEXAS PETROLEUM HOLDINGS. INC.


                                     By: /s/ A. CLARK JOHNSON
                                        -----------------------------------
                                             A. Clark Johnson
                                             Chairman of the Board and
                                               Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Union Texas Petroleum Holdings, Inc. (the "Company") hereby constitutes and appoints A. Clark Johnson, Newton W. Wilson, III and Larry D. Kalmbach, or each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                              Title                              Date
               ---------                              -----                              ----
       /s/ A. CLARK JOHNSON                 Chairman of the Board and                 May 10, 1995
- -----------------------------------         Chief Executive Officer
         (A. Clark Johnson)                 (Principal Executive Officer)



         /s/ LARRY D. KALMBACH              Vice President and Chief Financial        May 10, 1995
- -----------------------------------         Officer (Principal Financial
         (Larry D. Kalmbach)                Officer)


       /s/ DONALD M. MCMULLAN               Vice President and Controller             May 10, 1995
- -----------------------------------         (Principal Accounting Officer)
        (Donald M. McMullan)

        /s/ GLENN A. COX                    Director                                  May 10, 1995
- -----------------------------------
         (Glenn A. Cox)

         /s/ SAUL A. FOX                    Director                                  May 10, 1995
- -----------------------------------
         (Saul A. Fox)


         /s/ EDWARD A. GILHULY              Director                                  May 10, 1995
- -----------------------------------
         (Edward A. Gilhuly)

         /s/ JAMES H. GREENE, JR.           Director                                  May 10, 1995
- -----------------------------------
         (James H. Greene, Jr.)

         /s/ HENRY R. KRAVIS                Director                                  May 10, 1995
- -----------------------------------
         (Henry R. Kravis)

      /s/ MICHAEL W. MICHELSON              Director                                  May 10, 1995
- -----------------------------------
         (Michael W. Michelson)

         /s/ STANLEY P. PORTER              Director                                  May 10, 1995
- -----------------------------------
         (Stanley P. Porter)

         /s/  GEORGE R. ROBERTS             Director                                  May 10, 1995
- -----------------------------------
         (George R. Roberts)

         /s/ RICHARD R. SHINN               Director                                  May 10, 1995
- -----------------------------------
         (Richard R. Shinn)

         /s/ SELLERS STOUGH                 Director                                  May 10, 1995
- -----------------------------------
         (Sellers Stough)



                                 EXHIBIT INDEX



  Exhibit                                             Description
  -------                                             -----------
  4.1             --  Restated Certificate of Incorporation of Union Texas Petroleum Holdings, Inc.
                      (filed as Exhibit 3.1 to Post Effective Amendment No. 1 to the Company's
                      Registration Statement No. 33-12800 and incorporated herein by reference)

  4.2             --  Bylaws of Union Texas Petroleum Holdings, Inc. (filed as Exhibit 3.1 to the
                      Company's Form 8-K dated February 4,1993 (Commission File No. 19019) and incorporated herein by reference)

  4.3*            --  The Union Texas Petroleum Holdings, Inc. 1994 Incentive Plan

  5.1*            --  Opinion of Mr. Newton W. Wilson, III, General Counsel, Vice President--
                      Administration and Secretary of Union Texas Petroleum Holdings, Inc.

   15*            --  Independent Accountants' Awareness Letter

 23.1*            --  The consent of Mr. Newton W. Wilson, III is included in such opinion filed as
                      Exhibit 5.1 to this Registration Statement

 23.2*            --  Consent of Price Waterhouse LLP

 24.1*            --  Power of Attorney (set forth on the signature page contained in Part II of this
                      Registration Statement)

- ----------
 *  Filed with this Registration Statement.